SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	July 1, 2005

DENDRITE INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in Charter)

New Jersey	001-16379	22-2786386

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1405 U.S. Highway 206, Bedminster, New Jersey	07921
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code  (908) 443-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

On July 1, 2005, Dendrite International, Inc. (the “Company”) entered into an amendment to its Credit Agreement with JPMorgan Chase Bank and other financial institutions dated as of June 16, 2003 and as amended through September 24, 2004.

The amendment to this line of credit facility amends the definition of the term “Maturity Date” contained in Section 1.01 of the Credit Agreement by changing the phrase “July 1, 2005” to read “the earlier to occur of (a) July 29, 2005 or (b) the date on which a credit agreement in replacement of this Credit Agreement is executed and delivered.” The Credit Agreement was filed as Exhibit 10.38 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 20, 2003 and an amendment was filed as Exhibit 10.38 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 30, 2004. Except as described herein, the terms of the Credit Agreement remain in effect. The foregoing summary is subject in all respects to the actual terms of the amendment, a copy of which is attached as Exhibit 10.1 to this Form 8-K.

The total principal amount available under the Credit Agreement remains at $30 million. No amounts were outstanding under this facility as of July 1, 2005.

Item 2.03  Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

The disclosure set forth above under “Item 1.01 Entry into a Material Definitive Agreement” is hereby incorporated by reference into this Item 2.03.

Item 9.01  Financial Statements and Exhibits

(c)	Exhibits

10.1 Amendment dated July 1, 2005 to Credit Agreement, dated as of June 16, 2003, and as amended September 24, 2004 among Dendrite International, Inc., the Lenders party hereto, and JPMorgan Chase Bank.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 7, 2005	DENDRITE INTERNATIONAL, INC. By: /s/ Brent J. Cosgrove ——————————————
Name: Brent J. Cosgrove
Title: Vice President and Corporate Controller

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amendment dated July 1, 2005 to Credit Agreement, dated as of June 16,
2003, and as amended September 24, 2004 among Dendrite International, Inc., the Lenders party hereto, and JPMorgan Chase Bank.